Exhibit 99.1

Immunocore Prices Upsized Convertible Senior Notes Offering

(OXFORDSHIRE, England & CONSHOHOCKEN, Penn. & ROCKVILLE, Md, January 30, 2024) Immunocore Holdings plc (Nasdaq: IMCR) today announced the pricing of $350.0 million aggregate principal amount of 2.50% convertible senior notes due 2030 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Immunocore also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $52.5 million aggregate principal amount of the notes. The sale of the notes is expected to close on February 2, 2024, subject to the satisfaction of customary closing conditions. The offering was upsized from the previously announced offering of $300.0 million aggregate principal amount of convertible senior notes.

The notes will be senior, unsecured obligations of Immunocore and will accrue interest at a rate of 2.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The notes will mature on February 1, 2030, unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, Immunocore will deliver for each $1,000 principal amount of converted notes a number of ordinary shares represented by American Depositary Shares (the “ADSs”) (each currently representing one of Immunocore’s ordinary shares), equal to the conversion rate. The conversion rate will initially be 10.5601 ADSs per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $94.70 per ADS). The initial conversion price represents a premium of approximately 40.0% above the last reported sale price of $67.64 per ADS on the Nasdaq Global Select Market on January 30, 2024. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Immunocore delivers a notice of optional redemption or a notice of tax redemption, Immunocore will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption or notice of tax redemption, as the case may be.

Immunocore may not redeem the notes prior to February 5, 2027, except in the event of certain tax law changes as described in the indenture that will govern the notes. Immunocore may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after February 5, 2027 if the last reported sale price of ADSs has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Immunocore provides notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date. No sinking fund is provided for the notes.

If Immunocore undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require Immunocore to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Immunocore estimates that the net proceeds from the offering will be approximately $338.4 million (or approximately $389.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Immunocore. Immunocore intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to accelerate its clinical pipeline and for ongoing commercial expansion. In addition, Immunocore intends to repay in full loans outstanding under its loan agreement with investment funds managed by Pharmakon Advisors, LP. Immunocore intends to use any remaining proceeds for other working capital and general corporate purposes.

The offer and sale of the notes, the ADSs deliverable upon conversion of the notes and the ordinary shares represented thereby have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes, such ADSs and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes, the ADSs deliverable upon conversion of the notes or the ordinary shares represented thereby, nor will there be any sale of the notes, such ADSs or such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Immunocore

Immunocore is a commercial-stage biotechnology company pioneering the development of a novel class of TCR bispecific immunotherapies called ImmTAX – Immune mobilizing monoclonal TCRs Against X disease – designed to treat a broad range of diseases, including cancer, autoimmune, and infectious disease. Leveraging its proprietary, flexible, off-the-shelf ImmTAX platform, Immunocore is developing a deep pipeline in multiple therapeutic areas, including five clinical stage programs in oncology and infectious disease, advanced pre-clinical programs in autoimmune disease and multiple earlier pre-clinical programs. Immunocore’s most advanced oncology TCR therapeutic, KIMMTRAK, has been approved for the treatment of HLA-A*02:01-positive adult patients with unresectable or metastatic uveal melanoma in the United States, European Union, Canada, Australia, and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release, including, but not limited to, statements regarding the offering, the anticipated completion and timing of the offering and Immunocore’s expected use of proceeds from the offering are forward-looking statements. These forward-looking statements are based on Immunocore’s current expectations and inherently involve significant risks and uncertainties. Immunocore may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Immunocore makes, including the following: risks and uncertainties related to completion of the offering on the anticipated terms or at all; market conditions (including market interest rates) and the satisfaction of customary closing conditions related to the offering; and unanticipated uses of capital. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Immunocore’s business in general, see Immunocore’s Annual Report on Form 20-F for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Immunocore’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and Immunocore undertakes no duty to update this information, except as required by law.

Important Information

This announcement is being distributed only to, and is directed only at: (I) in the European Economic Area (“EEA”), persons who are qualified investors as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”), and (II) in the United Kingdom (“UK”), persons who are qualified investors as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “Relevant Persons”. This announcement must not be acted on or relied upon (i) in the EEA, by persons who are not qualified investors, and (ii) in the UK, by persons who are not Relevant Persons. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, (A) qualified investors in the EEA, and (B) Relevant Persons in the United Kingdom.

CONTACT:

Immunocore
Sébastien Desprez, Head of Communications
T: +44 (0) 7458030732
E: sebastien.desprez@immunocore.com
Follow on Twitter: @Immunocore

Investor Relations
Clayton Robertson, Head of Investor Relations
T: +1 215-384-4781
E: ir@immunocore.com